CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated March 9, 2000, with respect to the statutory-basis financial statements of Annuity Investors Life Insurance Company, and our report dated February 7, 2000, with respect to the financial statements of Annuity Investors Variable Account A, in Post-effective Amendment No. 4 (Form N-4 No. 33-65409) and Post-effective Amendment No. 10 (Form N-4 No. 811-07299) to the Registration Statements and related Statement of Additional Information of Annuity Investors Variable Account A dated May 1, 2000.

                                              /s/ Ernst & Young LLP
                                              ----------------------
                                              Ernst & Young LLP

Cincinnati, Ohio
April 26, 2000